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                                                            EXHIBIT NO. 99.10(e)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


      We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-7638 on Form N-1A of our report dated October 7, 1998, on the financial statements and financial highlights of MFS Strategic Growth Fund, a series of MFS Series Trust I, included in the 1998 Annual Report to Shareholders.



                                                     ERNST & YOUNG LLP
                                                     Ernst & Young LLP



Boston, Massachusetts
November 12, 1998